UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported) October 31, 2002

                                 CIT GROUP INC.
             (Exact name of registrant as specified in its charter)

    Delaware                          1-1861                    65-1051192
(State or other                    (Commission                (IRS Employer
jurisdiction of                    File Number)             Identification No.)
incorporation)

                           1211 Avenue of the Americas
                            New York, New York 10036
              (Address of registrant's principal executive office)

        Registrant's telephone number, including area code (212) 536-1390

Item 7. Financial Statements and Exhibits.

      (c) Exhibits.

99.1 Historical quarterly financial information issued by CIT Group Inc. on its website, www.cit.com.

Item 9. Regulation FD Disclosure.

This Current Report on Form 8-K includes an exhibit disclosing certain historical quarterly financial information incorporated by CIT Group Inc. on its website, www.cit.com. The supplemental data is attached as Exhibit 99.1.

The data provided herein has not been examined by independent accountants and is not presented in accordance with generally accepted accounting principles ("GAAP"), as the data provided excludes the results of Tyco Capital Holding, Inc. ("TCH"), which was merged into CIT Group Inc. (Nevada) prior to the initial public offering ("IPO") on July 8, 2002. TCH does not impact the Company's financial results for the period(s) subsequent to the IPO date. The data provided includes the results of select international financial assets that were transferred to Tyco on September 30, 2001, but managed by the Company, and which CIT subsequently repurchased from Tyco prior to the IPO date. As a result, the data at September 30, 2001 and December 31, 2001 varies slightly from comparable data reported in CIT's Form 10-K for the period ended September 30, 2001 and Form 10-Q for the quarter ended December 31, 2001. Certain prior period amounts have been reclassified to conform to the current period presentation.

Please refer to the Company's SEC filings on Forms 10-K and 10-Q for consolidated financial results prepared in accordance with GAAP.


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

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         CIT GROUP INC.
                                         (Registrant)

                                         By: /s/ Joseph M. Leone
                                             ------------------------------
                                             Joseph M. Leone
                                             Executive Vice President and
                                             Chief Financial Officer
                                             (Principal Accounting and
                                             Financial Officer)

Dated: October 31, 2002


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